UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 10, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 11, 2008, The Talbots, Inc. (the “Company”), announced that Aeon Co., Ltd., the indirect majority stockholder of the Company (together with its subsidiaries, “Aeon”), has agreed to provide to the Company a $50 million subordinated unsecured working capital term loan facility, which would mature on January 28, 2012.

The proposed principal terms of the working capital term loan facility are included in a summary of terms approved by the parties on June 10, 2008, a copy of which is attached as Exhibit 10.1.

The parties contemplate that the Company, as borrower, would enter into a definitive working capital term loan facility agreement (and related loan documentation) with one or more subsidiaries of Aeon Co., Ltd. as lender, for an aggregate principal amount of up to $50 million, which will be available for use by the Company and its subsidiaries for general working capital and other appropriate general corporate purposes in connection with the Company’s execution of its turnaround plan as has been previously approved by the Company’s Board of Directors. The working capital term loan facility would mature, and Aeon’s commitment would expire, on January 28, 2012. Under the proposed terms of the working capital term loan facility, the financing will be the unsecured general obligation of the Company and will be subordinated to the Company’s other financial institution indebtedness existing on the closing date, including under the existing Acquisition Loan Agreement, as amended, between the Company (as borrower), the lenders from time to time thereto, and Mizuho Corporate Bank, Ltd. (as agent), dated as of July 24, 2006 (the “Acquisition Loan”).

Interest on outstanding principal under the working capital term loan facility will be at an annual rate equal to three-month LIBOR plus 500 basis points. The Company will pay an upfront commitment fee of 1.5% (or $750,000) to Aeon at the time of execution and closing of the loan facility agreement. The Company will also pay a fee of 50 basis points per annum on the undrawn portion of the commitment, payable quarterly in arrears.

Upon satisfaction or waiver of all conditions precedent to borrowing (including absence of any defaults), loans under the working capital facility will be available at any time after the closing date and prior to the maturity date. Voluntary prepayments generally will not be permitted under the working capital facility. Amounts borrowed under the working capital term loan facility that are repaid or prepaid may be not reborrowed.

In addition to the closing conditions described above, the working capital term loan facility agreement will be subject to additional standard conditions to closing (as reasonably specified by Aeon), including delivery of satisfactory payment of fees and expenses, accuracy of representations and warranties, no material adverse change and absence of a default or an event of default. The working capital term loan facility agreement also will be conditioned on execution and delivery of a subordination agreement between Aeon and the Company’s existing lenders under the Acquisition Loan, in form and substance reasonably satisfactory to Aeon.  In addition, the definitive documentation relating to the working capital term loan facility will contain representations and warranties relating to the Company and its subsidiaries that are substantially the same in all material respects as under the Acquisition Loan.  The loan documents will include covenants relating to the Company and its subsidiaries that are substantially the same in all material respects as under the Acquisition Loan.

The working capital term loan facility will provide for events of default that are substantially the same in all material respects as under the Acquisition Loan (other than any change of control default). If a default were to occur, interest would accrue on any principal or other amount payable under the working capital term loan facility at a rate of 2.00% per annum in excess of the applicable interest rate (and, upon written notice by Aeon, the principal and all accrued interest under the working capital term loan facility may be accelerated).

The principal terms of this proposed financing were reviewed with and approved by the Company’s independent Audit Committee, subject to review and final approval by the Audit Committee of all applicable loan documentation for this financing. Several of the members of the Company’s Board of Directors are affiliates of Aeon and related person transactions between the Company and Aeon are described in the Company’s 2008 proxy statement which was filed with the Securities and Exchange Commission on April 25, 2008.

The proposed financing is subject to various conditions, including completion of satisfactory confirmatory due diligence by Aeon, the preparation and execution of definitive loan documentation mutually satisfactory to Aeon and the Company and generally consistent with the summary of terms agreed upon between the companies, and mutual agreement on all other terms, conditions, covenants and provisions of such definitive loan documentation.

The above description is a summary of this proposed financing and is qualified in its entirety by the attached Exhibit 10.1.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On June 11, 2008, the Company issued a press release announcing the matters described in Item 1.01 and 2.03 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Summary of Proposed $50,000,000 Term Loan Credit Facility between The Talbots, Inc. (as Borrower) and one of more subsidiaries of Aeon Co., Ltd. (as Lender).

99.1	Press Release of The Talbots, Inc., dated June 11, 2008.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “proposed,” “plan,” “believe,” “anticipate,” “will,” “would,” or similar statements or variations of such terms.

Our forward-looking statements are based on our current expectations and assumptions concerning this proposed financing, which involve substantial risks and uncertainty, including Aeon’s (as lender) satisfactory completion of confirmatory due diligence in connection with this financing, the parties’ ability to mutually approve and execute definitive financing documentation on mutually satisfactory terms including mutual approval of all terms, conditions, conditions to borrowing, financial and other covenants and all other provisions, including terms which may be in addition to and/or different than the terms included in the summary of terms sheet approved by Aeon and the Company and, as a result, completion and consummation of such financing and borrowings by The Talbots, Inc. under such financing cannot be assured.

All of our forward-looking statements are as of the date of this Form 8-K only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct.  Actual results may differ materially from our forward-looking statements.  Except as may be required by law or SEC rule or requirement, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect changes in plans, assumptions, expectations, or other circumstances occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: June 11, 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Proposed $50,000,000 Term Loan Credit Facility between The Talbots, Inc. (as Borrower) and one of more subsidiaries of Aeon Co., Ltd. (as Lender).

99.1	Press Release of The Talbots, Inc., dated June 11, 2008.